FORM S-8
                 POST-EFFECTIVE AMENDMENT NO. 1
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                 VISTA CONTINENTAL CORPORATION
        (Name of registrant as specified in its charter)

                       Delaware72-0510027
  (State of Incorporation)(IRS Employer identification number)

                 851 S. Rampart Dr., Suite 150
                      Las Vegas, NV 89145
      (Address of principal executive officers)(zip code)
           Issuers's telephone number (707) 935-6945

                  Consultant Compensation Plan
                      (Full title of plan)

                     Samuel Wierdlow, Inc.
                  3422 Old Capital Trail # 584
                      Wilmington, DE 19808
                    Telephone (302) 777-1642

               Name, address and telephone number
                      of agent for service

                            copy to:

                    Lance N. Kerr Law Office
                 155 W. Washington Blvd. # 1005
                     Los Angeles, CA 90015
                         (213) 741-1790



Calculation of Registration Fee
----------------

                           Proposed          Proposed
Title of                   Maximum      Minimum        Amount of
Securities to   Amount to       Offering Price Aggregate         Registration
Registered   Be Registered      Per Share (3)  Offering Price(3) Fee
------------------------------------------------------------------------------

Common Stock
($.001) par value
Per share      1,000,000    $ .24        $ 240,000          $ 22.50


(1) Pursuant to Rule 416, the number of shares registered shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of stock options, and anti-dilution adjustments to the amount of shares of Common Stock issuable pursuant to stock options exercised thereafter.

(2) Represents 1,000,000 shares to be issued pursuant to the informal consulting compensation plan of Registrant and includes re-offers of such shares.

(3) Estimate solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the bid and asked price of common stock

PART I

     Pursuant to the registration statement on Form S-8 filed June 7, 2002 the registrant sold 229,705 shares of the 1,000,000 registered. The remaining unsold shares will not be sold and the offering of shares under the registration statement filed June 7, 2002 has ended.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 15, 2002.


                               Vista Continental Corporation


                               By: /s/ William E. Brooks
                                       --------------------------
                                 William E. Brooks
                                 President/Chief Executive
                                 Officer